Original Electronically Transmitted to the Securities and
Exchange Commission on April 19, 1996
                                    Registration No. 333-
=============================================================================



               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549


                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                        NYNEX CORPORATION

       A Delaware                              I.R.S. Employer
       Corporation                             No. 13-3180909

     1095 Avenue of the Americas, New York, New York  10036
                 Telephone Number (212) 395-2121


             NYNEX 1992 Management Stock Option Plan


                        Agent for Service

                          P. M. Ciccone
                 Vice President and Comptroller
                        NYNEX Corporation
                   1095 Avenue of the Americas
                    New York, New York 10036
                 Telephone Number (212) 395-1020



          Please send copies of all communications to:
                    Morrison DeS. Webb, Esq.
          Executive Vice President and General Counsel
                        NYNEX Corporation
                   1095 Avenue of the Americas
                    New York, New York 10036


                 CALCULATION OF REGISTRATION FEE
=============================================================================

                                    Proposed    Proposed
                                    maximum     maximum         Amount
    Title of                        offering    aggregate         of
 securities to be    Amount to be    price      offering       registration
  registered         registered     per share*   price*           fee

Common Stock--par
value $1 per share 10,500,000 shares  $49.94   $524,343,750.00  $180,808.19
===============================================================================

* Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(h) based upon the average of the high and low prices per share of Common Stock of NYNEX Corporation as quoted on the New York Stock Exchange -- Composite Transactions listing for April 12, 1996.


Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to Registration Statements Nos. 33-48648 and 33-57947, previously filed by the Registrant on Form S-8 and declared effective on June 16, 1992 and March 3, 1995, respectively. This Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-48648 and Post-Effective Amendment No. 1 to Registration Statement No. 33-57947.

There are also registered hereunder such additional indeterminate number of shares of Common Stock of NYNEX Corporation as may be issued as a result of the antidilution provisions of the NYNEX
1992 Management Stock Option Plan.

                            STATEMENT

This Form S-8 Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") by NYNEX Corporation, a Delaware corporation (the "Company"), in order to register 10,500,000 additional shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which may be issued upon exercise of options granted under the Company's 1992 Management Stock Option Plan (the "Plan").


On June 16, 1992, the Company filed a Form S-8 Registration Statement (No. 33-48648) with the Commission registering 4,500,000 shares of Common Stock to be issued under the Plan. On March 3, 1995, the Company registered an additional 7,000,000 shares of Common Stock to be issued under the Plan on a Form S-8 Registration Statement (No. 33-57947). The contents of these Registration Statements (Nos. 33-48648 and 33-57947) are incorporated by reference in their entirety herein.

Item 3.  Incorporation of Documents by Reference.

The following documents filed by NYNEX Corporation ("NYNEX"), File No. 1-8608, with the Commission under the Securities
Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

  (1)  NYNEX's Annual Report on Form 10-K for the year ended
       December 31, 1995; and

  (2)  The description of NYNEX's Common Stock on Form 10 dated
       November 15, 1983, and Form 8-A dated October 20, 1989, as amended by Form 8-A/A dated April 28, 1994.


     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to termination of the offering shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 5.   Interests of Named Experts and Counsel.

     The consolidated financial statements and consolidated financial statement schedules of NYNEX and its subsidiaries included or incorporated by reference in NYNEX's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The legality of the securities offered hereby will be passed upon for NYNEX by Morrison DeS. Webb, Executive Vice President and General Counsel.


Item 8.   Exhibits.

          The following documents are filed as Exhibits hereto:

Exhibit
Number

 5       Opinion of Morrison DeS. Webb, Executive Vice President
          and General Counsel, NYNEX Corporation, as to the legality of the securities being registered.

 23-a    Consent of Coopers & Lybrand L.L.P.

 23-b    Consent of Morrison DeS. Webb, Executive Vice President
          and General Counsel, NYNEX Corporation, filed as
          Exhibit 5.

 24      Powers of Attorney executed by Officers and Directors
          who signed this Registration Statement.

                           SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and the State of New York on the 18th day of April 1996.


                                   NYNEX Corporation

                                   By s/P. M. Ciccone
                                      (P. M. Ciccone, Vice President
                                             and Comptroller)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:
     Ivan G. Seidenberg*
  Chairman of the Board and
   Chief Executive Officer

Principal Financial Officer:
       Alan Z. Senter*
    Executive Vice President
  and Chief Financial Officer

Principal Accounting Officer:
        P. M. Ciccone
Vice President and Comptroller
                                   *By s/P. M. Ciccone
                                      (P. M. Ciccone, as
                                      attorney-in-fact
                                      and on his own behalf as
                                      Principal Accounting Officer)

Directors:
  John Brademas*
  R. W. Bromery*
  R. Carrion*
  J. R. de Vink*
  Stanley P. Goldstein*
  Helene L. Kaplan*                    April 18, 1996
  Elizabeth T. Kennan*
  Edward E. Phillips*
  Hugh B. Price*
  Frederic V. Salerno*
  Ivan G. Seidenberg*
  Walter V. Shipley*
  John R. Stafford*